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                                 EXHIBIT 10.14

                            AMENDMENT TO AGREEMENT

Ferro:        Adolph J. Ferro, Ph.D., 5868 Suncreek, Lake Oswego,Oregon 97034

Epitope:      Epitope, Inc., 8505 S.W. Creekside Place, Beaverton, Oregon
              97008

Agritope:     Agritope, Inc., 8505 S.W. Creekside Place, Beaverton, Oregon
              97008

SAMase
Technology:   SAMase ethylene control technology described and claimed in
              United States patent 5,416,250, issued May 16, 1995, for an invention titled "Genetic Control of Ethylene Biosynthesis in Plants using S-Adenosylmethionine Hydrolase," invented by Adolph J. Ferro, Richard K. Bestwick, and Lyle R. Brown.

Date:         November 11, 1996

                                  BACKGROUND

Ferro is a co-inventor of the SAMase Technology, which was transferred to Agritope in 1987 upon the merger of Agricultural Genetic System, Inc., into Agritope. On December 9, 1987, Ferro and Epitope entered into an Agreement (the "1987 Agreement") providing for payment of a royalty on the SAMase Technology to Ferro in connection with the acquisition of the SAMase Technology by Agritope. The parties wish to amend the 1987 Agreement to provide for a one-time payment.

                                   AGREEMENT

      Payment. Upon execution of this agreement, Epitope shall pay Ferro $590,000 as the final payment for the acquisition of the SAMase Technology.

      Amendment and Release. Ferro accepts the foregoing payment in full satisfaction of Epitope's remaining obligations with respect to acquisition of the SAMase Technology under the 1987 Agreement, and agrees that the 1987 Agreement is superseded by this agreement. Ferro hereby releases Epitope from any further obligations under the 1987 Agreement. Ferro warrants that he has not assigned any interest in the 1987 Agreement to any other party.

      Miscellaneous. This agreement is the entire agreement with respect to its subject matter, is governed by Oregon law, and shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

                                          EPITOPE, INC.

                                          By
Adolph J. Ferro, Ph.D.                          Gilbert N. Miller
                                                Executive Vice President
                                                and Chief Financial Officer

                                          AGRITOPE, INC.

                                          By
                                                Gilbert N. Miller
                                                Executive Vice President
                                                and Chief Financial Officer